INDEPENDENT AUDITORS' CONSENT



  The Board of Directors
  AMBAC Indemnity Corporation:

       We consent to the use of our report dated January 31, 1996 on the consolidated financial statements of AMBAC Indemnity Corporation as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995 included in the Form S-3 of MLCC Mortgage Investors, Inc., and to the references to our firm under the headings "Experts" in the Prospectus.

       Our report refers  to accounting  changes adopted  by AMBAC  Indemnity
  Corporation in 1993, which include the financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 112, "Employers' Accounting for Postemployment Benefits."

 	                               /s/ KPMG Peat Marwick LLP
                                       -------------------------
  New York, New York                   KPMG Peat Marwick
  October 11, 1996